CASTLE CONVERTIBLE FUND, INC.
                                      PROXY
                 ANNUAL MEETING OF SHAREHOLDERS DECEMBER 6, 2005

The undersigned shareholder of Castle Convertible Fund, Inc. hereby appoints Dan
C. Chung and Stephen E. O'Neil, and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote, as indicated herein, all of the shares of common stock of Castle Convertible Fund, Inc. standing in the name of the undersigned at the close of business on October 18, 2005, at the Annual Meeting of Shareholders of the Fund to be held at the offices of the Fund, 111 Fifth Avenue - 2nd Floor, New York, New York 10003 at 12:30 P.M. on December 6, 2005, and at all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement of the meeting, and to vote and act on any other matter which may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDERS, BUT IF NO INSTRUCTIONS ARE GIVEN IT WILL BE VOTED FOR THE PROPOSALS LISTED.


(Continued and to be signed on the reverse side) PLEASE MARK BOXES M OR H IN

PLEASE MARK BOXES [SOLID SQUARE BULLET] OR |X| IN BLUE OR BLACK INK.

1. ELECTION OF DIRECTORS    FOR all nominees listed       WITHHOLD AUTHORITY to
                            below (except as marked       vote for all nominees
                            to the contrary below) |_|    listed below |_|

INSTRUCTIONS: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

Fred M. Alger III, Hilary M. Alger, Charles F. Baird, Jr., Roger P. Cheever, Dan C. Chung, Lester L. Colbert, Jr., Stephen E. O'Neil, Nathan E. Saint-Amand

2. PROPOSAL TO CONSIDER AND ACT UPON such other matters as may properly come before the meeting or any adjournment thereof.

                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY. Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

                              --------------------------------------------------
                                     Signature(s)            Signature(s)

                              --------------------------------------------------
                                        Dated              Social Security or
                                                       Tax Identification Number

                              THIS PROXY, WHEN DATED AND SIGNED, SHOULD BE MAILED PROMPTLY TO CASTLE CONVERTIBLE FUND, INC., INC., 30 MONTGOMERY STREET, JERSEY CITY, NJ 07302. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE.